Exhibit 99.1

[Letterhead of VillageEDOCS]

FOR IMMEDIATE RELEASE  -

VillageEDOCS Acquires Resolutions

Delivers on Business Information Delivery Growth Strategy Adding E-Forms and Imaging / Archive Capabilities to Solution Suite

TUSTIN, California - April 15, 2005 - VillageEDOCS (OTCBB: VEDO) today announced the acquisition of privately held Resolutions, a leading provider of E-Forms and Image / Archive solutions.

This acquisition strengthens VillageEDOCS' competitive positioning by creating a more comprehensive Business Information Delivery suite of solutions. With the addition of Resolutions, VillageEDOCS now provides Business Information Delivery services, E-Forms, and Imaging / Archive solutions in a broad range of markets.  Resolutions' offerings complement our MessageVision and Tailored Business Systems solutions.

"As IT departments grapple to provide comprehensive business information delivery solutions to thwart security risks, comply with regulations, and instill confidence in customers and partners, the natural response is to favor holistic, integrated solutions that enable the enterprise to rapidly adapt to fluid business dynamics," said Mason Conner, President and CEO of VillageEDOCS.

"VillageEDOCS' commitment to delivering fully integrated and comprehensive information business delivery solutions to its customers is synonymous with our mission at Resolutions," said Alex Riess, CEO of Resolutions.  Mr. Riess continued, "Our customers will benefit from this strategic move not only as we combine the strengths of our product offerings with Tailored Business Systems and MessageVision solution suites, but also as we grow together in our commitment to delivering high-quality services and products to our existing and expanding customer bases."

The combined companies expect to be able to take advantage of a number of revenue synergies by expanding marketing opportunities through:

  expanding exciting, effective offerings to our combined customer bases;
  integrating E-Forms and imaging / archive capabilities through the MessageVision and Tailored Business Systems offerings; and, taking advantage of the increased scale and momentum provided by this acquisition.

"We are excited about the opportunities the combined companies create to enhance our ability to drive long-term value to our stockholders," said Michael Richard, Chief Financial Officer of VillageEDOCS.  "We continue to pursue acquisitions that fit our strategic vision."

About Resolutions

Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.   Resolutions solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

About VillageEDOCS

VillageEDOCS, through our MessageVision subsidiary, is a leading provider of comprehensive business-to-business business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations.  Through our Tailored Business Systems subsidiary, we provide accounting and billing solutions for county and local governments.  For further information, visit our website at www.villageedocs.com.

Contact Information: Michael Richard  Phone: 714.734.1030, Fax: 714.734.1040, email: info@villageEDOCS.com, Corporate Website: www.villageedocs.com   Service Website: www.villagefax.net

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein.  These include uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company.  The Company assumes no obligation to update or alter the information in this news release.  Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.